Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

LOOP MEDIA, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered and Carry Forward Securities
	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee (2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.0001 par value	457(o)	—	—	$13,800,000	.0000927	$1,279.26	—	—	—	—
Fees to Be Paid	Equity	Underwriter’s Warrants(3)	457(g)	—	—	—	—	—	—	—	—	—
Fees to Be Paid	Equity	Common Stock underlying Underwriter’s Warrants	457(g)	—	—	$1,324,800	.0000927	$122.81	—	—	—	—
Fees Previously Paid	—	—	—	—	—	—	—	1,219.19	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—
	Total Offering Amounts					$15,124,800		$1,402.07
	Total Fees Previously Paid							$1,219.19
	Total Fee Offsets							$0
	Net Fee Due							$182.88

(1)

Includes the aggregate offering price of the additional shares that the underwriter has the option to purchase. Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 416 under the Securities Act, there is also being registered hereby such indeterminate number of additional shares of Common Stock as may be issued or issuable because of stock splits, stock dividends stock distributions, and similar transactions.

(2)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.
(3)	No separate registration fee required pursuant to Rule 457(g) under the Securities Act.
(4)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act.